UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 29, 2008

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  61 8 9248 3188

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 29, 2008, the board of directors of Alloy Steel International Inc received notice that Grant Thornton WA Partnership would resign as its independent auditor.  The resignation has not been the result of any disagreements on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure.  A copy of the letter of resignation is filed as an exhibit to this report.

On January 29, 2008, the board engaged UHY Haines Norton to serve as its independent auditor for fiscal year ending September 30, 2008.

Grant Thornton WA Partnership was appointed by the company on December 18, 2007, to be its auditor for the fiscal year ending September 30, 2007 as a result of the change in the international affiliation of the auditor noted in the Form 8-K filed with the SEC on December 20, 2007.

Since the appointment of Grant Thornton WA Partnership to present, there have been no disagreements with Grant Thornton WA Partnership on any matters of accounting principle or practices, financial statement disclosure, auditing scope or procedure which, if not resolved to satisfaction, would have caused them to make references to the subject matter in connection with their report.

In relation to financial statements of the company for the past two years the accountants report has not contained any adverse opinions; disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principals.

In addition the company believes there are no reportable events which require disclosure as required by them 304(a)(3)(iv) B of regulation S-B.

The company has provided Grant Thornton WA Partnership with a copy of the foregoing statements and requested that Grant Thornton WA Partnership provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the preceding statements.

This letter is filed as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1.	Letter from Grant Thornton WA Partnership to Alloy Steel International, Inc. dated January 29, 2008.

99.2.	Letter from Grant Thornton WA Partnership to Securities and Exchange Commission dated January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: January 30, 2008	By: /s/ Alan Winduss

	Name:	Alan Winduss
	Its:	Chief Financial Officer